NEWS RELEASE
For Immediate Release
Contact: Thomas X. Geisel, President and CEO, (856) 691-4184, tgeisel@sunnb.com

SUN BANCORP, INC. COMPLETES COMMON STOCK OFFERING

VINELAND, NJ – March 22, 2011 – Sun Bancorp, Inc. (NASDAQ:SNBC), the parent company of Sun National Bank, announced today that it had closed on its public offering of 28,750,000 shares of common stock at a public offering price of $3.00 per share, which includes the full exercise of the over-allotment option granted to the underwriters to purchase an additional 3,750,000 shares of common stock.  After deducting the underwriting discount and estimated offering expenses payable by the company, Sun expects net proceeds to be approximately $81 million.

Sun’s three largest shareholders and private equity investors, WL Ross, Siguler Guff, and the Brown family, along with certain officers and directors, purchased an aggregate of 10,193,224 shares in the offering.  WL Ross and Siguler Guff maintained their percentage interest in Sun in the offering and are expected to exercise their gross-up rights with respect to shares issued pursuant to the over-allotment option. WL Ross, Siguler Guff and the Brown family purchased shares in the offering at the public offering price less the underwriting discounts and commissions paid to the underwriters.

 Keefe, Bruyette & Woods, Inc. acted as sole book-running manager for the offering and Janney Montgomery Scott LLC, Sandler O’Neill + Partners, L.P. and Sterne, Agee & Leach, Inc. acted as co-managers for the offering.  Malizia Spidi & Fisch, PC, Washington, D.C., served as counsel to Sun for the offering.  Greenberg Traurig, LLP served as counsel to the underwriters for the offering.

The shares were issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission ("SEC").  A copy of the registration statement, the prospectus supplement and other documents that Sun has filed with the SEC may be obtained without charge by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, copies of the prospectus supplement and the prospectus relating to the offering may be obtained from Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, Fourth Floor, New York, NY 10019, (800) 966-1559.

Sun Bancorp, Inc. • 226 Landis Avenue • Vineland, NJ • 08360
856.691.7700 • www.sunnb.com • Member FDIC • Equal Housing Lender

This press release does not constitute an offer to sell or solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.4 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey.  Its primary subsidiary is Sun National Bank, serving customers through 66 locations in New Jersey.  Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.   Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC).  For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

 Forward-Looking Statements

Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about the company’s plans, objectives, expectations and intentions.  Actual results may differ materially from the results discussed in the forward-looking statements because such statements involve certain risks and uncertainties.  Additional information on these risks can be found in the company’s filings with the SEC.

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Sun Bancorp, Inc. • 226 Landis Avenue • Vineland, NJ • 08360
856.691.7700 • www.sunnb.com • Member FDIC • Equal Housing Lender